Newkirk Realty Trust, Inc.

AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4680

                           NEWKIRK REALTY TRUST, INC.
             ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS

FOR IMMEDIATE RELEASE - Boston, Massachusetts - October 27, 2006 - Newkirk Realty Trust, Inc. (NYSE:NKT), the general partner of The Newkirk Master Limited Partnership (the "Operating Partnership"), reported today its results for the quarter ended September 30, 2006.

Financial Highlights

      o     Declared a $0.40 per share dividend during the quarter.

      o Reported AFFO of $31.7 million or $1.63 per share for the nine months ended September 30, 2006.

      o Reported earnings of $19.8 million or $1.02 per share for the three months ended September 30, 2006 and $34.4 million or $1.78 per share for the nine months ended September 30, 2006.

Property Acquisitions and Investments

During the quarter ended September 30, 2006, the Operating Partnership acquired interests in two properties for an aggregate purchase price of approximately $40.4 million comprising approximately 906,000 square feet. These transactions, as previously announced, are summarized as follows:

      o On September 21, 2006, we acquired a 202,000 square foot cold storage warehouse facility located in McDonough, Georgia, a suburb of Atlanta, for a purchase price of $24,000,000. The property is currently net leased through October 31, 2012 to Atlas Cold Storage, a Canadian based company that provides temperature controlled storage, transportation and third party logistic and management services to food processors, distributors and retailers of frozen and chilled foods. Rent during the lease term is $1,800,000 through October 31, 2006; $1,900,000 from November 1, 2006 through October 31, 2007; $2,000,000 from November 1, 2007 through October 31, 2008;
            and $2,100,000 annually from November 1, 2008 through October 31, 2012.

      o On September 28, 2006, we acquired a 744,000 square foot warehouse facility located in Columbus, Ohio for a purchase price of $16,355,000. The property is currently net leased to ODW Logistics Inc., a national warehousing and distribution center operating company. The current lease term is through June 30, 2018 with the tenant's option for one additional term the length of which shall be either five, six, seven, eight, nine or ten years. Rent during the current term is $1,347,000. If renewed, rent during the extended term will be at fair market value.

Leasing Activity

      o     As of September 30, 2006, our properties were 97% leased.

      o     From July 1, 2006 through October 11, 2006:

            o we entered into a modification of the lease with respect to a 390,000 square foot office building leased to Cummins Inc., located in Columbus, Indiana. The modification extends the lease term for an additional ten years beyond the current three years remaining. Annual rental income from the property will be increased by 9.5% effective August 2006, with further increases of 5% every three years. In connection with this, we provided the tenant with an $11,500,000 tenant improvement allowance on August 1, 2006.

            o we entered into a lease extension with Federal Express Corporation for its 521,000 square foot office property located in Memphis, Tennessee which provides for an extension of the lease term to June 2019.

            o we entered into a lease renewal with Walgreen's for its 356,000 square foot facility located in Windsor, Wisconsin which provides for an extension of the lease term to February 2012.

            o we also entered a lease renewal with Entergy Gulf States for 125,000 square feet (with a tenant option for an additional 25,000 square feet) at its 426,000 square foot Beaumont, Texas property.

            o excluding the transactions discussed above, two tenants representing six properties containing 172,000 square feet exercised their renewal option.

Debt Placements and Acquisitions

As previously reported, we entered into a joint venture with a subsidiary of Winthrop Realty Trust to originate and acquire loans secured directly or indirectly by real estate. The joint venture made the following investments during the quarter ended September 30, 2006:

First Mortgage Loans:

      o a $19,000,000 floating rate first mortgage note secured by The Heart of Palm Beach Hotel in Palm Beach, Florida. The two-year loan bears an interest rate of LIBOR plus 2.40% and is subject to three, one-year extensions.

B-Notes/Junior Participations in First Mortgage Loans:

      o a $20,900,000 junior participation in a first mortgage loan secured by The James Hotel in Chicago, Illinois, a 297 room full service hotel. The underlying loan is scheduled to mature on June 9, 2008 with the ability to extend for one, three-year term. The participation interest held by the joint venture bears interest at LIBOR plus 2.35%.

Mezzanine Loans:

      o a $19,052,187 fully amortizing mezzanine note secured by the ownership interests in the entities owning fee title to the Computer Associates headquarters, a 778,367 square foot office building located in Islandia, New York and 100% leased to Computer Associates. The loan bears an interest of 8.530% and matures on August 15, 2016.

      o a $1,900,000 mezzanine note secured by the ownership interest in the entities owning fee title to 99 Founder's Plaza, a 148,000 square foot class-B office building in East Hartford, Connecticut and 100% leased to Bank of America. The mezzanine note bears a fixed interest rate of 12% and matures in September 2016.

Preferred Equity:

      o a $30,000,000 participation in a preferred membership interest in an entity which indirectly holds an ownership interest in the owner of a 907,142 square foot office building located at 450 Lexington Avenue, New York, New York. The participation entitles the joint venture to a preferred return of 8.5% and is required to be redeemed prior to August 24, 2007.

Remics/Bonds:

      o $32,496,476 in credit mortgage backed securities and collateral debt obligations as follows:

                                                 Face Value at Date                               Rating
Security                           Class           of Acquisition       Margin/Coupon      Moody's/S&P/Fitch(1)
--------                           -----           --------------       -------------      --------------------
G-Force                            Class J            $11,000,000       5.60%                    NR/BBB-/-
LBFRC 2006-LLFA                    Class L            $10,000,000       LIBOR + 1.70%          NR/BBB-/BBB-
MSC 2006-XLF                       Class M             $7,745,207       LIBOR + 1.65%            NR/BBB-/-
Fortress Rake Bond (MF) 1          FRT1                $2,051,269       LIBOR + 0.95%             -/NR/-
Fortress Rake Bond (MF) 2          FRT2                $1,700,000       LIBOR + 1.05%             -/NR/-

(1) Rating at date of purchase

Financings

The Operating Partnership entered into the following debt financings during the quarter ended September 30, 2006:

      o On July 20, 2006, we obtained first mortgage loans from an unaffiliated third party with respect to our Rochester, New York; Statesville, North Carolina; and Rockford, Illinois properties. The loans, which had an initial aggregate principal amount of $39,800,000, are cross-collateralized and cross-defaulted. The loans bear interest at 6.21%, require monthly payments of interest only for 24 months and then require monthly payments of principal and interest in the aggregate of approximately $244,000. The loans are scheduled to mature on August 1, 2016 at which time the outstanding principal balance is expected to be $35,438,000. We received net proceeds from these loans, after satisfying closing costs, of approximately $39,260,000.

      o On August 31, 2006, we obtained a $17,000,000 first mortgage loan from an unaffiliated third party lender, which is secured by our property located in Glenwillow, Ohio. The loan bears interest at 6.13%, requires monthly payments of interest only for the first two years of the loan term and thereafter principal (based on a 30-year amortization schedule) and interest for the balance of the term. The loan is scheduled to mature on September 6, 2016 at which time the outstanding principal balance is expected to be approximately $14,988,000.

Property Sales

      o On July 13, 2006, we sold 50 retail properties for a gross purchase price of $160,000,000. The sold properties were originally leased to Albertson's, Inc., contain an aggregate of approximately 2,300,000 square feet and had current lease terms expiring over the next 4.5 years. After closing costs, we received net proceeds of approximately $159,000,000, $22,000,000 of which was used to pay down our debt facility. The balance of the net proceeds were deposited with a Qualified Intermediary for use in 1031 tax free exchanges including $49,000,000 which was used for reverse 1031 exchanges in connection with the previously acquired property located in Rochester, New York leased to The Frontier Corporation and the Glenwillow, Ohio property leased to Royal Appliance. We have identified properties to complete the 1031 tax free exchange, including the properties acquired on September 21, 2006 and September 28, 2006 which are leased to Atlas Cold Storage and ODW Logistics, Inc., respectively. We recognized a gain for financial reporting purposes during the quarter as a result of this transaction of approximately $62,300,000.

      o On September 30, 2006, we sold our Toledo, Ohio property currently leased to Owens-Illinois for a purchase price of $33,000,000, $1,000,000 in cash plus assumption of the $32,000,000 of outstanding debt encumbering the property. The purchaser, an unaffiliated third party, RVI Group, is the residual value insurer with respect to the property. Owens-Illinois had advised us that it would be vacating the property at the expiration of its lease term, September 30, 2006. We recognized a gain for financial reporting purposes of approximately $951,000 during the quarter as a result of this transaction.

      o In June 2005, we entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by us in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option, and we granted the tenant an option to purchase the properties in 2007 for $41,900,000. On October 11, 2006, Honeywell International, Inc. exercised its option to purchase the properties in 2007.

The results of operations for these properties are classified as discontinued operations in the accompanying consolidated statements of operations.

Proposed Merger

On July 23, 2006, we announced together with Lexington Corporate Properties Trust that we have entered into a definitive merger agreement to create Lexington Realty Trust, the leading real estate investment trust focused on single tenant properties. The merger, which has been approved by Lexington's Board of Trustees and our Board of Directors, as well as by Special Committees of each Board, will create a combined company that will own interests in more than 350 properties located across 44 states with a presence in the nation's highest growth markets. The merger is subject to (i) approval by a majority of our voting shares which vote is scheduled to take place at a November 20, 2006 meeting of stockholders; (ii) the approval of shareholders of Lexington and
(iii) the approval of the holders of units of limited partnership in the Operating Partnership to the amendment of the Operating Partnership's limited partnership agreement at a meeting to be held on November 20, 2006. If approved, it is expected that the merger will be consummated on or before December 29, 2006.

Execution of Our Business Strategy

Management of Lease Rollover

At the time of our initial public offering in November 2005, the Company's portfolio included leases representing approximately 14,000,000 square feet that were scheduled to expire by the end of 2009. Since that time, we have renewed, restructured and/or leased an aggregate of 3,732,000 square feet of space. In addition, we have sold or agreed to sell approximately 4,165,000 square feet of space. As a result, we have successfully addressed during the nine months since the IPO, through leasing and sales activity, 7,897,000 square feet or 56% of the 14,000,000 square feet of space.

Portfolio Growth Through Acquisitions

In the same period, we have acquired 1,825,000 square feet of industrial space for approximately $71,400,000, office properties containing 994,000 square feet for approximately $108,100,000, and our joint venture has acquired or committed to acquire $304,900,000 of debt assets, our share of which is $152,450,000. Together these investments represent portfolio acquisitions of more than $331,950,000 since our initial public offering.

Additional Information and Supplemental Data:

Newkirk Realty Trust, Inc. was formed in 2005 as a real estate investment trust and on November 7, 2005 became the general partner of, and acquired a 30.1% interest in, The Newkirk Master Limited Partnership. At October 27, 2006, Newkirk Master Limited Partnerships primary assets were its interests in 167 real properties. Almost all of the properties are leased to one or more tenants pursuant to net leases. Newkirk Realty Trust is listed on the New York Stock Exchange (ticker symbol "NKT") and has executive offices in Jericho, New York and Boston, Massachusetts.

                           NEWKIRK REALTY TRUST, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                 Three Months Ended   Nine Months Ended
                                                                 September 30, 2006  September 30, 2006
                                                                 ------------------  ------------------
Revenue:
  Rental income                                                   $         48,695    $        147,721
  Interest income                                                            4,393              11,371
  Management fees                                                               64                 188
                                                                  ----------------    ----------------
      Total revenue                                                         53,152             159,280
                                                                  ----------------    ----------------

Expenses:
  Interest                                                                  14,600              40,619
  Depreciation                                                               7,997              23,556
  Compensation expense for exclusivity rights                                  833               2,500
  Merger costs                                                               2,726               2,726
  General and administrative                                                 2,248               7,264
  Operating                                                                  1,832               4,811
  Amortization                                                               1,808               4,612
  Ground rent                                                                  603               1,750
  State and local taxes                                                        180               1,361
  Minority interest expense of partially-owned entities                      5,292              15,948
                                                                  ----------------    ----------------
      Total expenses                                                        38,119             105,147
                                                                  ----------------    ----------------

Income from continuing operations before other
  income (expense)                                                          15,033              54,133

  Other income (expense):
  Equity in (loss) income from investments in
    limited partnerships and joint ventures                                   (198)              1,511
  Gain on sale of securities                                                    --                  88
  Minority interest                                                        (10,858)            (40,457)
                                                                  ----------------    ----------------
Income from continuing operations                                            3,977              15,275
                                                                  ----------------    ----------------

Discontinued operations:
  Income before minority interest                                            1,858              13,230
  Gain from disposal of real estate                                         63,234              63,234
  Minority interest                                                        (49,253)            (57,297)
                                                                  ----------------    ----------------
      Income from discontinued operations                                   15,839              19,167
                                                                  ----------------    ----------------
Net income                                                        $         19,816    $         34,442
                                                                  ================    ================

Comprehensive income:
  Net income                                                      $         19,816    $         34,442
  Unrealized gain on real estate securities available
    for sale arising during this period                                        868                 810
  Reclassification adjustment for gains on real estate
    securities available for sale included in net income                        --                 (38)
  Unrealized (loss) gain on interest rate derivative                        (5,660)              1,040
  Minority interest in other comperehensive income                           3,351              (1,266)
                                                                  ----------------    ----------------
      Comprehensive income                                        $         18,375    $         34,988
                                                                  ================    ================
Per share data:
  Income from continuing operations                               $           0.20    $           0.79
  Income from discontinued operations                                         0.82                0.99
                                                                  ----------------    ----------------
      Net income applicable to Common Stock                       $           1.02    $           1.78
                                                                  ================    ================

Weighted average Common Stock                                               19,375              19,375
                                                                  ================    ================

                           Newkirk Realty Trust, Inc.
            Consolidated Statement of Adjusted Funds from Operations
                    (in thousands, except per share amounts)

                                                             Nine Months Ended
                                                            September 30, 2006
                                                                (unaudited)
                                                            ------------------

Income per Consolidated Statement of Operations              $         34,442(1)

Real estate depreciation                                               10,348
Real estate depreciation of unconsolidated interests                      201
Amortization of capitalized leasing costs                               1,211
Gain from disposal of real estate                                     (15,289)
                                                             ----------------

Funds from operations                                                  30,913

Add: Compensation expense incurred for exclusivity rights                 752
                                                             ----------------

Adjusted funds from operations                               $         31,665
                                                             ================

Adjusted funds from operations per share                     $           1.63
                                                             ================

Dividends declared per common share                          $           1.20
                                                             ================

[1] Includes operations from (i) our Albertson's portfolio which was sold in July 2006; (ii) our office property located in Toledo, Ohio which was sold in September 2006 and (iii) our four office properties leased to Honeywell International, Inc. which will be sold in 2007.

Funds from operations for the quarter ended September 30, 2006 were $8.1 million as compared to $11.2 million for the quarter ended June 30, 2006. This decline in FFO was attributable, in part, to the sale of the Albertson's portfolio, the restructuring and extension of the lease for the property in Memphis, Tennessee leased to Federal Express Corporation and merger costs incurred in connection with the proposed merger with Lexington Corporate Properties Trust.

Information About Funds From Operations

We compute funds from operations ("FFO") as shown in the calculation above. Funds from operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. We have also reported our adjusted FFO ("AFFO") as adjusted for the non-cash charge incurred in connection with the issuance of shares to Winthrop Realty Trust in exchange for the contribution of certain exclusivity rights with respect to net-lease business opportunities offered to or generated by senior management. We consider AFFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. AFFO can also facilitate a comparison of current operating performance among REITs. AFFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                           NEWKIRK REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per-share data)

                                                                   September 30,
                                                                       2006            December 31,
                                                                    (Unaudited)            2005
                                                                  ---------------     ---------------
ASSETS

Real estate investments:
    Land                                                          $        55,314     $        36,593
    Land estates                                                           45,902              43,997
    Buildings and improvements                                          1,343,089           1,407,602
                                                                  ---------------     ---------------
      Total real estate investments                                     1,444,305           1,488,192

    Less accumulated depreciation and amortization                       (465,793)           (544,200)
                                                                  ---------------     ---------------

      Real estate investments, net                                        978,512             943,992

Real estate held for sale, net of accumulated depreciation
    and amortization of $71,245 and $44,522                                50,360              41,685

Cash and cash equivalents                                                 133,859             174,816
Restricted cash                                                            63,972              25,233
Real estate securities available for sale                                  17,369               5,194
Receivables (including $822 and $6,078 from
    related parties)                                                       25,477              58,727
Deferred rental income receivable                                          36,280              21,246
Loans receivable                                                           14,406              16,058
Equity investments in limited partnerships                                  9,011              13,846
Equity investment in joint venture                                         47,931                  --
Deferred costs, net of accumulated amortization of
    $25,877 and $17,677                                                    11,615               8,771
Lease intangibles, net                                                     34,673               7,657
Other assets (including $1,463 and $1,304 from
    related parties)                                                       25,847              27,314
Other assets of discontinued operations                                     3,109                 545
                                                                  ---------------     ---------------
      Total Assets                                                $     1,452,421     $     1,345,084
                                                                  ===============     ===============

LIABILITIES, MINORITY INTEREST AND
    STOCKHOLDERS' EQUITY

Liabilities:

Mortgage notes payable (including $16,233 and
    $15,536 to a related party)                                   $       271,273     $       166,195
Note payable                                                              549,074             593,463
Contract right mortgage notes payable                                      11,949              11,128
Accrued interest payable (including $197 and $378
    to a related party)                                                     5,307               7,514
Accounts payable and accrued expenses                                       5,079               4,763
Below market lease intangibles, net                                        12,466                 893
Dividend payable                                                            7,750               5,231
Other liabilities                                                           8,497               4,834
Liabilities of discontinued operations                                        150              40,491
                                                                  ---------------     ---------------
      Total Liabilities                                                   871,545             834,512
                                                                  ---------------     ---------------

Commitments and contingencies

Minority interests                                                        393,097             334,531
                                                                  ---------------     ---------------
Stockholders' equity:
    Preferred stock; $.01 par value; 100,000,000 shares
      authorized; 1 issued and outstanding                                     --                  --
    Common stock; $.01 par value; 400,000,000 shares
      authorized; 19,375,000 issued and outstanding                           194                 194

    Additional paid-in capital                                            179,871             179,871

    Accumulated dividends in excess of net income                           7,310              (3,882)

    Accumulated other comprehensive income
      (loss)                                                                  404                (142)
                                                                  ---------------     ---------------
      Total Stockholders' Equity                                          187,779             176,041
                                                                  ---------------     ---------------
      Total Liabilities, Minority Interests and
         Stockholders' Equity                                     $     1,452,421     $     1,345,084
                                                                  ===============     ===============

Further details regarding the Company's results of operations, properties and tenants are available in the Company's Form 10-K for the year ended December 31, 2005 which will be filed with the Securities and Exchange Commission and will be available for download at the Company's website www.newkirkreit.com at the Securities and Exchange Commission website www.sec.gov.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to the Company can be found in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.